DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2022

SPARTANBURG, S.C., August 2, 2022 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, today reported results for its second quarter ended June 29, 2022 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer and President, stated, "We were pleased to have delivered Adjusted EBITDA* within our guided range despite the many inflationary pressures weighing on our performance and impacting consumer trends as we moved through the second quarter. While there is a level of volatility within the macroeconomic environment, we take pride in Denny’s being an iconic brand that is cycle-tested and resilient with deeply embedded value attributes. Moreover, our company has a solid foundation with significant competitive advantages that we believe can help us unlock shareholder value.”

Ms. Valade continued, "Last month, we welcomed the Keke’s Breakfast Café team and franchisees to the Denny’s family. We believe Keke’s has attractive unit economics and strong potential within the fast-growing A.M. eatery segment which provides expansion opportunities as a complementary concept to the Denny's brand. We are excited to have Keke’s as part of our restaurant portfolio.”

Second Quarter 2022 Highlights

•Total operating revenue grew 8.3% to $115.0 million compared to the prior year quarter.
•Domestic system-wide same-store sales** grew 2.5% compared to the equivalent fiscal period in 2021, including a 2.4% increase at domestic franchised restaurants and a 3.8% increase at company restaurants.
•Opened four franchised restaurants, including one international location.
•Completed 11 remodels, including 7 franchised restaurants.
•Operating income was $13.9 million compared to $18.3 million in the prior year quarter.
•Franchise Operating Margin* was $30.6 million, or 46.4% of franchise and license revenue, and Company Restaurant Operating Margin* was $4.3 million, or 8.8% of company restaurant sales.
•Net income was $23.0 million, or $0.37 per diluted share.
•Adjusted Net Income* and Adjusted Net Income Per Share* were $7.0 million and $0.11, respectively.
•Adjusted EBITDA* was $17.2 million.
•Cash provided by (used in) operating, investing, and financing activities was $16.7 million, ($2.9) million, and ($18.5) million, respectively.
•Adjusted Free Cash Flow* was $6.6 million.
•Repurchased $37.4 million of common stock.

Second Quarter Results

Denny’s total operating revenue increased 8.3% to $115.0 million compared to $106.2 million in the prior year quarter.

Franchise and license revenue was $65.9 million compared to $58.6 million in the prior year quarter. Royalties were $28.8 million compared to $27.1 million in the prior year quarter. Advertising revenue was $19.5 million compared to $18.6 million in the prior year quarter. Initial and other fees were $7.8 million, including $5.7 million related to the kitchen modernization rollout, compared to $2.1 million in the prior year. Occupancy revenue was $9.8 million compared to $10.8 million in the prior year quarter.

Company restaurant sales were $49.2 million compared to $47.6 million in the prior year quarter. This increase was primarily due to price increases and changes in product mix.

Franchise Operating Margin* was $30.6 million, or 46.4% of franchise and license revenue, compared to $29.9 million, or 51.0%, in the prior year quarter. This margin dollar increase was primarily due to the improvement in sales performance at franchised restaurants. The margin rate was impacted by approximately 450 basis points due to the kitchen modernization rollout.

Company Restaurant Operating Margin* was $4.3 million, or 8.8% of company restaurant sales, compared to $9.8 million, or 20.5%, in the prior year quarter. This margin change was primarily due to approximately $2.3 million of unfavorable legal reserve adjustments and commodity and labor inflation, partially offset by the improvement in sales performance at company restaurants.

Total general and administrative expenses were $16.6 million, compared to $17.5 million in the prior year quarter. This improvement was primarily due to a benefit from deferred compensation valuation adjustments and a reduction in corporate incentive compensation, partially offset by an increase in corporate administrative expenses.

The provision for income taxes was $7.8 million, reflecting an effective tax rate of 25.3%. Approximately $4.2 million in cash taxes were paid during the quarter.

Net income was $23.0 million, or $0.37 per diluted share, compared to net loss of $0.8 million, or $0.01 per diluted share, in the prior year quarter. Adjusted Net Income* per share was $0.11 compared to $0.18 in the prior year quarter.

Denny’s ended the quarter with $199.0 million of total debt outstanding, including $187.0 million of borrowings under its credit facility.

Adjusted Free Cash Flow* and Capital Allocation

Denny’s generated $6.6 million of Adjusted Free Cash Flow* in the quarter after investing $3.0 million in cash capital expenditures, including the remodel of four company restaurants and facilities maintenance.

During the quarter, the Company allocated $37.4 million to share repurchases resulting in approximately $168 million remaining under its existing repurchase authorization.

Business Outlook

The following expectations for the fiscal third quarter ending September 28, 2022, inclusive of Keke's Breakfast Café, reflect management's expectations that the current consumer and economic environment will not change materially.
•Denny's domestic system-wide same-store sales** between 0% and 2%.
•Consolidated total general and administrative expenses between $17.5 million and $18.5 million, including approximately $2 million related to share-based compensation expense.
•Consolidated Adjusted EBITDA* between $19 million and $21 million.

*    Please refer to the Reconciliation of Net Income and Net Cash Provided by (Used In) Operating Activities to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the following tables. The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

** Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

Denny’s will provide further commentary on the results for the second quarter ended June 29, 2022 on its quarterly investor conference call today, Tuesday, August 2, 2022 at 4:30 p.m. Eastern Time. Interested parties are invited to listen to a live broadcast of the conference call accessible through the Denny's investor relations website at investor.dennys.com.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of June 29, 2022, Denny’s had 1,631 franchised, licensed, and company restaurants around the world including 154 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, El Salvador, Indonesia, and the United Kingdom. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

About Keke’s Breakfast Café

Keke’s Breakfast Café is the franchisor and operator of a full-service A.M. eatery concept, currently consisting of 52 domestic restaurants in Florida, including 44 franchised locations. For further information on Keke’s, please visit kekes.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; commodity and labor inflation; the ability to effectively staff restaurants; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from our acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2021 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629

DENNY’S CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

($ in thousands)	6/29/22	12/29/21
Assets
Current assets
Cash and cash equivalents	$1,360	$30,624
Investments	3,529	2,551
Receivables, net	23,193	19,621
Inventories	12,208	5,060
Assets held for sale	1,319	—
Prepaid and other current assets	7,829	11,393
Total current assets	49,438	69,249
Property, net	92,934	91,176
Financing lease right-of-use assets, net	7,103	7,709
Operating lease right-of-use assets, net	124,176	128,727
Goodwill	36,884	36,884
Intangible assets, net	49,581	50,226
Deferred financing costs, net	2,654	2,971
Deferred income taxes, net	—	11,502
Other noncurrent assets	30,048	37,083
Total assets	$392,818	$435,527

Liabilities
Current liabilities
Current finance lease liabilities	$1,896	$1,952
Current operating lease liabilities	15,051	15,829
Accounts payable	16,675	15,595
Other current liabilities	56,680	64,146
Total current liabilities	90,302	97,522
Long-term liabilities
Long-term debt	187,000	170,000
Noncurrent finance lease liabilities	10,117	10,744
Noncurrent operating lease liabilities	121,807	126,296
Liability for insurance claims, less current portion	7,386	8,438
Deferred income taxes, net	1,994	—
Other noncurrent liabilities	32,920	87,792
Total long-term liabilities	361,224	403,270
Total liabilities	451,526	500,792

Shareholders' deficit
Common stock	650	642
Paid-in capital	138,347	135,596
Deficit	(71,583)	(116,441)
Accumulated other comprehensive loss, net	(46,281)	(54,470)
Treasury stock	(79,841)	(30,592)
Total shareholders' deficit	(58,708)	(65,265)
Total liabilities and shareholders' deficit	$392,818	$435,527

Debt Balances
Credit facility revolver due 2026	$187,000	$170,000
Finance lease liabilities	12,013	12,696
Total debt	$199,013	$182,696

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	6/29/22	6/30/21
Revenue:
Company restaurant sales	$49,167	$47,572
Franchise and license revenue	65,850	58,593
Total operating revenue	115,017	106,165
Costs of company restaurant sales, excluding depreciation and amortization	44,828	37,813
Costs of franchise and license revenue, excluding depreciation and amortization	35,265	28,735
General and administrative expenses	16,623	17,548
Depreciation and amortization	3,590	3,897
Operating (gains), losses and other charges, net	846	(113)
Total operating costs and expenses, net	101,152	87,880
Operating income	13,865	18,285
Interest expense, net	2,878	4,066
Other nonoperating expense (income), net	(19,795)	16,251
Income (loss) before income taxes	30,782	(2,032)
Provision for (benefit from) income taxes	7,779	(1,204)
Net income (loss)	$23,003	$(828)

Net income (loss) per share - basic	$0.37	$(0.01)
Net income (loss) per share - diluted	$0.37	$(0.01)

Basic weighted average shares outstanding	62,306	65,294
Diluted weighted average shares outstanding	62,430	65,294

Comprehensive income (loss)	$25,411	$(578)

General and Administrative Expenses
Corporate administrative expenses	$13,162	$10,345
Share-based compensation	3,505	3,388
Incentive compensation	1,639	3,032
Deferred compensation valuation adjustments	(1,683)	783
Total general and administrative expenses	$16,623	$17,548

DENNY’S CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Two Quarters Ended
($ in thousands, except per share amounts)	6/29/22	6/30/21
Revenue:
Company restaurant sales	$93,143	$81,141
Franchise and license revenue	124,981	105,600
Total operating revenue	218,124	186,741
Costs of company restaurant sales, excluding depreciation and amortization	83,453	67,977
Costs of franchise and license revenue, excluding depreciation and amortization	65,934	52,493
General and administrative expenses	33,581	34,495
Depreciation and amortization	7,138	7,558
Operating (gains), losses and other charges, net	846	419
Total operating costs and expenses, net	190,952	162,942
Operating income	27,172	23,799
Interest expense, net	5,838	8,343
Other nonoperating income, net	(39,410)	(13,797)
Income before income taxes	60,744	29,253
Provision for income taxes	15,886	6,900
Net income	$44,858	$22,353

Net income per share - basic	$0.71	$0.34
Net income per share - diluted	$0.71	$0.34

Basic weighted average shares outstanding	62,822	65,273
Diluted weighted average shares outstanding	63,003	65,789

Comprehensive income	$53,047	$25,678

General and Administrative Expenses
Corporate administrative expenses	$24,545	$21,217
Share-based compensation	7,520	6,860
Incentive compensation	3,758	5,118
Deferred compensation valuation adjustments	(2,242)	1,300
Total general and administrative expenses	$33,581	$34,495

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to U.S. generally accepted accounting principles (GAAP) measures, certain non-GAAP financial measures are appropriate indicators to assist in the evaluation of operating performance and liquidity on a period-to-period basis. The Company uses Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Income and Adjusted Net Income Per Share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. Adjusted EBITDA is also used in the calculation of financial covenant ratios in accordance with the Company’s credit facility. Adjusted Free Cash Flow is also used as a non-GAAP liquidity measure by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Management believes that the presentation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Free Cash Flow provide useful information to investors and analysts about the Company’s operating results, financial condition or cash flows. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income (loss), net income (loss) per share, net cash provided by operating activities, or other financial performance and liquidity measures prepared in accordance with GAAP.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/29/22	6/30/21	6/29/22	6/30/21
Net income (loss)	$23,003	$(828)	$44,858	$22,353
Provision for (benefit from) income taxes	7,779	(1,204)	15,886	6,900
Operating (gains), losses and other charges, net	846	(113)	846	419
Other nonoperating expense (income), net	(19,795)	16,251	(39,410)	(13,797)
Share-based compensation expense	3,505	3,388	7,520	6,860
Deferred compensation plan valuation adjustments	(1,683)	783	(2,242)	1,300
Interest expense, net	2,878	4,066	5,838	8,343
Depreciation and amortization	3,590	3,897	7,138	7,558
Cash payments for restructuring charges and exit costs	(208)	(869)	(381)	(1,274)
Cash payments for share-based compensation	(2,693)	(69)	(5,147)	(1,565)
Adjusted EBITDA	$17,222	$25,302	$34,906	$37,097

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Two Quarters Ended
($ in thousands)	6/29/22	6/30/21	6/29/22	6/30/21
Net cash provided by operating activities	$16,673	$33,136	$9,609	$43,371
Capital expenditures	(2,993)	(1,525)	(5,771)	(3,108)
Cash payments for restructuring charges and exit costs	(208)	(869)	(381)	(1,274)
Cash payments for share-based compensation	(2,693)	(69)	(5,147)	(1,565)
Deferred compensation plan valuation adjustments	(1,683)	783	(2,242)	1,300
Other nonoperating expense (income), net	(19,795)	16,251	(39,410)	(13,797)
Gains (losses) on investments	(158)	5	(223)	(3)
Gains (losses) on early termination of debt and leases	—	106	(24)	72
Amortization of deferred financing costs	(159)	(344)	(317)	(688)
Gains (losses) and amortization on interest rate swap derivatives, net	21,671	(17,227)	41,924	12,506
Interest expense, net	2,878	4,066	5,838	8,343
Cash interest expense, net (1)	(3,449)	(4,455)	(7,175)	(9,041)
Deferred income tax (expense) benefit	(6,330)	1,888	(10,766)	(2,211)
Provision for (benefit from) income taxes	7,779	(1,204)	15,886	6,900
Income taxes paid, net	(4,195)	(1,521)	(4,644)	(1,942)
Changes in operating assets and liabilities
Receivables	(148)	(404)	3,419	(757)
Inventories	2,380	111	7,148	98
Other current assets	(112)	(1,383)	(3,563)	(6,677)
Other noncurrent assets	(2,040)	1,116	(6,125)	1,317
Operating lease assets and liabilities	222	217	466	821
Accounts payable	(864)	(3,800)	1,541	(5,620)
Accrued payroll	(1,754)	(3,696)	5,721	(1,992)
Accrued taxes	337	(814)	338	(434)
Other accrued liabilities	(2,485)	(3,454)	5,003	(4,649)
Other noncurrent liabilities	3,711	887	6,211	2,036
Adjusted Free Cash Flow	$6,585	$17,801	$17,316	$23,006

(1)	Includes cash interest expense, net and cash payments of approximately $0.7 million and $1.7 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 29, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.6 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 30, 2021, respectively.

DENNY’S CORPORATION
Reconciliation of Net Income (Loss) and Net Cash Provided by Operating Activities to Non-GAAP Financial Measures Continued
(Unaudited)
	Quarter Ended		Two Quarters Ended
($ in thousands, except per share amounts)	6/29/22	6/30/21	6/29/22	6/30/21
Adjusted EBITDA	$17,222	$25,302	$34,906	$37,097
Cash interest expense, net (1)	(3,449)	(4,455)	(7,175)	(9,041)
Cash paid for income taxes, net	(4,195)	(1,521)	(4,644)	(1,942)
Cash paid for capital expenditures	(2,993)	(1,525)	(5,771)	(3,108)
Adjusted Free Cash Flow	$6,585	$17,801	$17,316	$23,006

Net income (loss)	$23,003	$(828)	$44,858	$22,353
Gains (losses) and amortization on interest rate swap derivatives, net	(21,671)	17,227	(41,924)	(12,506)
Gains on sales of assets and other, net	(99)	(65)	(245)	(1,007)
Impairment charges	266	—	266	—
Tax effect (2)	5,451	(4,756)	10,979	3,189
Adjusted Net Income	$6,950	$11,578	$13,934	$12,029

Adjusted diluted weighted average shares outstanding	62,430	65,829	63,003	65,789

Net Income (Loss) Per Share - Diluted	$0.37	$(0.01)	$0.71	$0.34
Adjustments Per Share	$(0.26)	$0.19	$(0.49)	$(0.16)
Adjusted Net Income Per Share	$0.11	$0.18	$0.22	$0.18

(1)	Includes cash interest expense, net and cash payments of approximately $0.7 million and $1.7 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 29, 2022, respectively. Includes cash interest expense, net and cash payments of approximately $0.8 million and $1.6 million for dedesignated interest rate swap derivatives for the quarter and year-to-date periods ended June 30, 2021, respectively.
(2)	Tax adjustments for the quarter and year-to-date periods ended June 29, 2022 reflect an effective tax rates of 25.3% and 26.2%, respectively. Tax adjustments for the quarter and year-to-date periods ended June 30, 2021 reflect an effective tax rates of 27.7% and 23.6%, respectively.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are appropriate indicators to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. The Company uses Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and these three non-GAAP measures are used to evaluate operating effectiveness.

The Company defines Restaurant-level Operating Margin as operating income excluding the following three items: general and administrative expenses, depreciation and amortization, and operating (gains), losses and other charges, net. Restaurant-level Operating Margin is presented as a percent of total operating revenue. The Company excludes general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office. The Company excludes depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants. The Company excludes special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Restaurant-level Operating Margin is the total of Company Restaurant Operating Margin and Franchise Operating Margin. The Company defines Company Restaurant Operating Margin as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. The Company defines Franchise Operating Margin as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue.

These non-GAAP financial measures provide a meaningful comparison between periods and enable investors to focus on the performance of restaurant-level operations by excluding revenues and costs unrelated to food and beverage sales in addition to corporate general and administrative expense, depreciation and amortization, and operating (gains), losses and other charges, net. However, each of these non-GAAP financial measures should be considered as a supplement to, not a substitute for, operating income, net income or other financial performance measures prepared in accordance with U.S. generally accepted accounting principles. Restaurant-level Operating Margin, Company Restaurant Operating Margin and Franchise Operating Margin do not accrue directly to the benefit of shareholders because of the aforementioned excluded items and are not indicative of the overall results for the Company.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/29/22	6/30/21	6/29/22	6/30/21
Operating income	$13,865	$18,285	$27,172	$23,799
General and administrative expenses	16,623	17,548	33,581	34,495
Depreciation and amortization	3,590	3,897	7,138	7,558
Operating (gains), losses and other charges, net	846	(113)	846	419
Restaurant-level Operating Margin	$34,924	$39,617	$68,737	$66,271

Restaurant-level Operating Margin consists of:
Company Restaurant Operating Margin (1)	$4,339	$9,759	$9,690	$13,164
Franchise Operating Margin (2)	30,585	29,858	59,047	53,107
Restaurant-level Operating Margin	$34,924	$39,617	$68,737	$66,271

(1)	Company Restaurant Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue; less franchise and license revenue.
(2)	Franchise Operating Margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales; less company restaurant sales.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	6/29/22		6/30/21
Company restaurant operations: (1)
Company restaurant sales	$49,167	100.0%	$47,572	100.0%
Costs of company restaurant sales:
Product costs	13,168	26.8%	11,447	24.1%
Payroll and benefits	18,336	37.3%	16,970	35.7%
Occupancy	3,782	7.7%	2,844	6.0%
Other operating costs:
Utilities	1,650	3.4%	1,390	2.9%
Repairs and maintenance	889	1.8%	635	1.3%
Marketing	1,330	2.7%	1,365	2.9%
Other direct costs	5,673	11.5%	3,162	6.6%
Total costs of company restaurant sales	$44,828	91.2%	$37,813	79.5%
Company restaurant operating margin (non-GAAP) (2)	$4,339	8.8%	$9,759	20.5%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$28,759	43.7%	$27,117	46.3%
Advertising revenue	19,486	29.6%	18,600	31.7%
Initial and other fees	7,779	11.8%	2,066	3.5%
Occupancy revenue	9,826	14.9%	10,810	18.4%
Total franchise and license revenue	$65,850	100.0%	$58,593	100.0%

Costs of franchise and license revenue:
Advertising costs	$19,486	29.6%	$18,600	31.7%
Occupancy costs	6,064	9.2%	6,879	11.7%
Other direct costs	9,715	14.8%	3,256	5.6%
Total costs of franchise and license revenue	$35,265	53.6%	$28,735	49.0%
Franchise operating margin (non-GAAP) (2)	$30,585	46.4%	$29,858	51.0%

Total operating revenue (4)	$115,017	100.0%	$106,165	100.0%
Total costs of operating revenue (4)	80,093	69.6%	66,548	62.7%
Restaurant-level operating margin (non-GAAP) (4)(2)	$34,924	30.4%	$39,617	37.3%

Other operating expenses: (4)(2)
General and administrative expenses	$16,623	14.5%	$17,548	16.5%
Depreciation and amortization	3,590	3.1%	3,897	3.7%
Operating (gains), losses and other charges, net	846	0.7%	(113)	(0.1)%
Total other operating expenses	$21,059	18.3%	$21,332	20.1%

Operating income (4)	$13,865	12.1%	$18,285	17.2%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margins should be considered as a supplement to, not as a substitute for, operating income, net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
($ in thousands)	6/29/22		6/30/21
Company restaurant operations: (1)
Company restaurant sales	$93,143	100.0%	$81,141	100.0%
Costs of company restaurant sales:
Product costs	24,412	26.2%	19,719	24.3%
Payroll and benefits	35,422	38.0%	29,935	36.9%
Occupancy	7,022	7.5%	5,694	7.0%
Other operating costs:
Utilities	3,227	3.5%	2,615	3.2%
Repairs and maintenance	1,714	1.8%	1,168	1.4%
Marketing	2,537	2.7%	2,332	2.9%
Other direct costs	9,119	9.8%	6,514	8.0%
Total costs of company restaurant sales	$83,453	89.6%	$67,977	83.8%
Company restaurant operating margin (non-GAAP) (2)	$9,690	10.4%	$13,164	16.2%

Franchise operations: (3)
Franchise and license revenue:
Royalties	$55,284	44.2%	$47,961	45.4%
Advertising revenue	37,692	30.2%	32,711	31.0%
Initial and other fees	12,286	9.8%	3,904	3.7%
Occupancy revenue	19,719	15.8%	21,024	19.9%
Total franchise and license revenue	$124,981	100.0%	$105,600	100.0%

Costs of franchise and license revenue:
Advertising costs	$37,692	30.2%	$32,711	31.0%
Occupancy costs	12,441	10.0%	13,418	12.7%
Other direct costs	15,801	12.6%	6,364	6.0%
Total costs of franchise and license revenue	$65,934	52.8%	$52,493	49.7%
Franchise operating margin (non-GAAP) (2)	$59,047	47.2%	$53,107	50.3%

Total operating revenue (4)	$218,124	100.0%	$186,741	100.0%
Total costs of operating revenue (4)	149,387	68.5%	120,470	64.5%
Restaurant-level operating margin (non-GAAP) (4)(2)	$68,737	31.5%	$66,271	35.5%

Other operating expenses: (4)(2)
General and administrative expenses	$33,581	15.4%	$34,495	18.5%
Depreciation and amortization	7,138	3.3%	7,558	4.0%
Operating (gains), losses and other charges, net	846	0.4%	419	0.2%
Total other operating expenses	$41,565	19.1%	$42,472	22.7%

Operating income (4)	$27,172	12.5%	$23,799	12.7%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin is considered a non-GAAP financial measure. Operating margin should be considered as a supplement to, not as a substitute for, operating income, net income (loss) or other financial measures prepared in accordance with U.S. generally accepted accounting principles.
(3)		As a percentage of franchise and license revenue.
(4)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

Changes in Same-Store Sales (1) vs. Prior Year	Quarter Ended		Two Quarters Ended
(Increase (decrease))	6/29/22	6/30/21	6/29/22	6/30/21
Company Restaurants	3.8%	172.1%	14.9%	46.8%
Domestic Franchised Restaurants	2.4%	113.2%	11.2%	30.8%
Domestic System-wide Restaurants	2.5%	117.0%	11.5%	31.9%

Average Unit Sales	Quarter Ended		Two Quarters Ended
($ in thousands)	6/29/22	6/30/21	6/29/22	6/30/21
Company Restaurants	$761	$732	$1,443	$1,257
Franchised Restaurants	$442	$416	$846	$742

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units March 30, 2022	65	1,569	1,634
Units Opened	—	4	4
Units Closed	—	(7)	(7)
Net Change	—	(3)	(3)
Ending Units June 29, 2022	65	1,566	1,631

Equivalent Units
Second Quarter 2022	64	1,567	1,631
Second Quarter 2021	65	1,582	1,647
Net Change	(1)	(15)	(16)

		Franchised
Restaurant Unit Activity	Company	& Licensed	Total
Ending Units December 29, 2021	65	1,575	1,640
Units Opened	—	9	9
Units Closed	—	(18)	(18)
Net Change	—	(9)	(9)
Ending Units June 29, 2022	65	1,566	1,631

Equivalent Units
Year-to-Date 2022	64	1,570	1,634
Year-to-Date 2021	65	1,583	1,648
Net Change	(1)	(13)	(14)

(1)	Same-store sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-store sales and domestic system-wide same-store sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.